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                                  Exhibit 10.5

                                ESCROW AGREEMENT



         THIS ESCROW AGREEMENT, made and entered into as of the 29th day of September, 1995, by and among NORTH CAROLINA RAILROAD COMPANY (hereinafter "Lessor"), a North Carolina corporation, NORFOLK SOUTHERN RAILWAY COMPANY (hereinafter "NSR"), a Virginia corporation, ATLANTIC AND EAST CAROLINA RAILWAY COMPANY (hereinafter "A&EC"), a North Carolina corporation (NSR and A&EC being referred to collectively herein as "Lessees"), and LAWYERS TITLE OF NORTH CAROLINA, INC. (hereinafter "Escrow Agent"), a Virginia corporation;

                              W I T N E S S E T H :

         WHEREAS, Lessor and Lessee have negotiated a Lease Extension Agreement (hereinafter "Extension") dated as of January 1, 1995, between and among themselves, a copy of page 1 of said Extension being attached hereto as Exhibit A; and

         WHEREAS, the Extension has received all necessary corporate approvals by the Lessees and four execution copies thereof have been properly executed by duly authorized officers of the Lessees; and

         WHEREAS, the Extension has been approved by the Board of Directors of Lessor; and

         WHEREAS, the Extension has been executed by Lessor subject to the approvals thereof by the shareholders of the Lessor, pursuant to North Carolina General Statutes ss. 55-12-02, and the Governor and the Council of State of North Carolina pursuant to North Carolina General Statutes ss. 124-5 and required ICC approval or exemption from Governmental approval (which approvals to be secured are referred to collectively hereinafter as "Remaining Approval"); and

         WHEREAS, the Lessees and the Lessor acknowledge the necessity for their commitment to the terms of the Extension during the period of consideration of the Extension for the Remaining Approval;

         NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth, the Lessor and Lessees do hereby agree as follows:

         1. Lessees and Lessor irrevocably place the aforesaid four execution copies of the Extension in escrow with the Escrow Agent, upon the terms and conditions of this Agreement.



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         2. During the term and continuance of the escrow provided for herein, the Escrow Agent shall retain the four execution copies of the Extension delivered to it hereunder and shall deliver the same out of escrow ONLY as follows:

         A. If at any time prior to March 31, 1997, Escrow Agent has received Satisfactory Evidence that the Remaining Approval for the Extension has been secured, it shall thereupon and without any further authorization, deliver two counterpart originals of the Extension to the Lessor and two counterpart originals of the Extension to the Lessees.

         B. If at any time prior to March 31, 1997, Escrow Agent has received Satisfactory Evidence that either (i) the Remaining Approval for the Extension has been rejected, or (ii) the Remaining Approval cannot be obtained, Escrow Agent shall continue to hold the said four execution copies of the Extension in escrow until it receives notice from the President or any Vice President of Lessor or the President or any Vice President of NSR to destroy such execution copies, at which time, and without further authorization, Escrow Agent shall destroy the said four execution copies of the Extension being held in escrow and advise the parties to this Agreement in writing of such notification and destruction.

         C. If by March 31, 1997, Escrow Agent has not received Satisfactory Evidence pursuant to paragraph A or paragraph B of this article 2 or has not received notice to destroy the said four execution copies of the Extension as provided in paragraph B of this article 2, the Escrow Agent shall continue to hold in escrow the said four execution copies of the Extension under the following terms:

                  i. Subject to the terms of (ii) below, until such time as Escrow Agent receives notice from the President or any Vice President of Lessor or the President or any Vice President of NSR to destroy the said four execution copies of the Extension, it shall continue to hold the same in escrow;

                  ii. If at any time Escrow Agent receives Satisfactory Evidence that the Remaining Approval has been secured for the Extension, then, as of that point in time, the right of any of the parties hereto to call for the destruction of the said four execution copies of the Extension shall terminate immediately and automatically, and the Escrow Agent shall deliver two counterpart originals of the Extension to the Lessor and two counterpart originals of the Extension to the Lessees;

         3.       As used throughout this Agreement, Satisfactory
Evidence shall consist of a certified statement from the President or any Vice President of Lessor, on behalf of Lessor,


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or the President or any Vice President of NSR, on behalf of the Lessees, to the effect that: (i) the Remaining Approval has been secured; or (ii) the Remaining Approval has been rejected or cannot be obtained. Each such certified statement must be attested by the Secretary or an Assistant Secretary of the party submitting the certification, with its corporate seal affixed thereto. In applying the terms and provisions of this Agreement, any determination that the Remaining Approval cannot be obtained shall be by resolution adopted by the Board of Directors of Lessor.

         4. Should any party hereto give the Escrow Agent incorrect notice that the Remaining Approval has been secured or that the Remaining Approval has been rejected or cannot be obtained, the party giving such incorrect notice shall be responsible to the other parties hereto for all damages, actual and consequential, including but not limited to reasonable attorneys' fees, occasioned by the giving of such incorrect notice.

         5. The Lessor and Lessees agree that it is to the best interest of both parties that the Escrow Agent be given consistent direction by both Lessor and Lessees. To that end, Lessor and Lessees will attempt to give a joint notice of direction to Escrow Agent, but they agree that the Escrow Agent may take action based upon the notice of one party if permitted under the terms and provisions set forth above.

         6. Lessor and Lessees agree that Escrow Agent shall not be liable for any losses, costs or damages which it may incur as a result of serving as Escrow Agent hereunder, except for any losses, costs or damages arising out of its willful default or gross negligence. Accordingly, Escrow Agent shall not incur any liability with respect to (a) any action taken or admitted to be taken in good faith upon advice of its counsel given with respect to any questions relating to its duties and responsibilities, or (b) to any action taken or admitted to be taken in reliance upon any document, including any written notice of instruction provided for in this Agreement, not only as to its due execution and validity and effectiveness of its provisions, but also to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Agreement.

         7. Each of the parties hereto hereby agrees to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be asserted by it against the Escrow Agent in connection with its serving as Escrow Agent hereunder, unless such losses, claims, damages, liabilities and expenses are the result of Escrow Agent's willful default or gross negligence in performing its obligations hereunder.



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         8. In an event of a dispute between any of the parties hereto, sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled to tender unto the registry or custody of any court of competent jurisdiction all copies of the Extension in its hands held under the terms of this Agreement, together with such legal pleadings as it deems appropriate and thereupon be discharged.

         IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and sealed as of the day and year first above written.


                  LESSOR:  NORTH CAROLINA RAILROAD COMPANY

[CORPORATE SEAL]
                                  By: /s/ John F. McNair III
ATTEST:                                   President
/s/ P. C. Barwick, Jr.
    Secretary


                  LESSEES:        NORFOLK SOUTHERN RAILWAY COMPANY

[CORPORATE SEAL]
                                  By: /s/ John R. Turbyfill
ATTEST:                                   Vice President
/s/ Sandra T. Pierce
    Corporate Secretary

                                  ATLANTIC AND EAST CAROLINA RAILWAY COMPANY

[CORPORATE SEAL]
                                  By: /s/ John R. Turbyfill
ATTEST:                               Vice President
/s/ Sandra T. Pierce
    Corporate Secretary


                                  ESCROW
                                   AGENT: LAWYERS TITLE OF NORTH CAROLINA, INC.

[CORPORATE SEAL]
                                  By: /s/ Francis K. Coman
ATTEST:                               Sr. Vice President
/s/ Colon H. William
    Assistant Secretary







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